EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
FEBRUARY 24, 2020		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES FIRST QUARTER DIVIDEND

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI) a $1.8 billion financial holding company with two community bank subsidiaries announced today that it will pay a first quarter cash dividend of $0.15 per share on its common stock.  At its regularly scheduled February meeting, the board of directors declared a $0.15 per share dividend to common shareholders of record on March 16, 2020.  The cash dividend will be paid to shareholders on March 31, 2020.

Certain Statements contained in this news release, including without limitation, statements including the word “believes,” “anticipates,” “intends,” “expects” or words of similar import, constitute “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements.  Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.  Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.